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                                                                    EXHIBIT 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE
Contact: Charles Messman
         Todd Kehrli
         MKR Group, LLC
         415-934-6811
         cmessman@mkr-group.com
         tkehrli@mkr-group.com

               FREEREALTIME.COM COMPLETES MERGER WITH REDCHIP.COM

IRVINE, CA, August 21, 2000 -- FreeRealTime.com, Inc., (OTCBB: FRTI), the company that brought free real-time stock quotes and market information to the online financial services community, announced today that it has completed its merger with privately held RedChip.com, a leading independent research company devoted to "Discovering Tomorrow's Blue Chips Today." The companies previously announced entering into a definitive merger agreement on June 7, 2000. The merged entity creates one of the Internet's premier vertical finance portals providing "real-time actionable insight" to independent and institutional investors.

Chairman and Co-Chief Executive Officer of FreeRealTime.com, Geoff Moore said, "The addition of RedChip.com's resources allows us to provide real-time proprietary research from a website that was recently named by Forbes the 'Best of the Web' for small cap stocks. By combining this research with our real-time market information, we are enhancing a site that has already been rated by both Media Metrix and Nielsen//NetRatings as the Web's "stickiest" e-Finance site, and building an even more powerful tool for the delivery of key stock market resources. In addition, this merger also transforms our business model with a number of B2B and e-commerce revenue streams that are expected to surpass our ad sales next year."



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Under the terms of the merger agreement, FreeRealTime.com is issuing four million shares to the RedChip.com shareholders. Management expects that the combination will be accretive to revenues and earnings for the calendar year 2001 consolidated operating results.

Jefferies & Co. acted as exclusive financial advisor to FreeRealTime.com on the transaction and Roth Capital Partners advised RedChip.com.

ABOUT FREEREALTIME.COM

FreeRealTime.com, Inc. is a leading digital financial media company, empowering investors with the information and tools they need in order to make knowledgeable-investment decisions. The FreeRealTime.com Web site delivers an extensive array of stock market data, business information, communication tools, and sophisticated research and investment management tools for institutional investors, brokers and independent investors. Launched in 1998, the FreeRealTime.com community now has 1.3 million members. FreeRealTime.com has been recognized as a leader by CNBC, Online Investor, Forbes, The Wall Street Journal and The Los Angeles Times. Visit FreeRealTime.com's Web site at http://www.freerealtime.com.

ABOUT REDCHIP.COM

RedChip.com, Inc.(TM) is a vertical portal serving "Tomorrow's Blue Chips" and their investors. The Company publishes proprietary equity research on nearly 270 companies under The RedChip Review(R) banner, as well as information about the small-cap markets and individual companies under the RedChip Reporter(TM), RedChip Radar(TM), and RedChip Profile(TM) trademarks. RedChip.com(TM) was recently recognized by Forbes' "Best of the Web" as the "Best of the Best" top small-cap site. Forbes' staff evaluated over 5,000 Web sites and grouped the best of these into more than 90 categories. Specifically, Forbes found that investors value the RedChip(TM) site for the quality of its independent research and for the breadth and depth of information presented to investors,


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including research coverage on 275 companies, more than 5,000 investment profiles, small-cap news and commentary, real-time trading information, and webcast research conferences and management presentations. In addition, RedChip analysts' recommendations have consistently outperformed major benchmarks. Headquartered in Portland, Oregon, RedChip.com also has offices in Minneapolis, San Francisco, Los Angeles and New York. Visit RedChip.com's Web site at http://www.redchip.com/.

Safe Harbor. Except for any historical information contained herein, the matters discussed in this news release contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Matters relating to the Company's traffic, business expansion and initiatives, subscriber growth, and site usage reflect current information and involve certain risks and uncertainties, including, without limitation, changes in product demand, changes in competition and other economic conditions. These statements may or may not be indicative of future demand and developments. Risks and uncertainties are described in the company's filings with the SEC. Prospective investors are cautioned not to place undue reliance on forward-looking statements. FreeRealTime.com undertakes no obligation to update or release publicly the result of any revisions to these statements that may be made to reflect future events, developments or circumstances.

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